             LEASE ACKNOWLEDGMENT, ASSUMPTION AND MODIFICATION AGREEMENT

     THIS LEASE ACKNOWLEDGMENT, ASSUMPTION AND MODIFICATION AGREEMENT ("Second Lease Modification"), dated as of February 11, 1998 (the Effective
Date), is entered into by and among PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company ("Pioneer"), BWBH, INC., a Delaware corporation ("BWBH"), KDL, INC., a Colorado corporation ("KDL") and ELIZABETH BRANECKI (the "Lessor").

                                  R E C I T A L S:

          A. Lessor and KDL entered into a Lease dated July 10, 1991 (the "Original Lease") by which Lessor leased to KDL the premises as more particularly described in Section One of the Original Lease (the "Premises").

          B. By that certain Agreement dated March 16, 1994 ("First Lease Modification"), by and among KDL, Lessor and Pioneer, which inadvertently acquired its leasehold interest as Pioneer Associates Ltd., KDL assigned all of its right, title and interest in the Original Lease to Pioneer, Lessor consented to such assignment of the Lease and the Lease was modified in certain respects. Pursuant to the First Lease Modification, KDL remains primarily liable on the Original Lease through July 31, 2001. The Original Lease and the First Lease Modification, as modified by this Second Lease Modification, shall hereinafter collectively be referred to as the Lease. Capitalized words not otherwise defined herein have the meaning set forth in the Lease.

          C. Pioneer desires to sell, and BWBH desires to purchase, certain of Pioneer's assets which it owns and operates on the Premises (the "Asset Sale and Purchase") as set forth in that certain Asset Purchase Agreement.

          D. In connection with the Asset Sale and Purchase, Pioneer desires to assign to BWBH Pioneer's rights as lessee under the Lease and BWBH desires to assume Pioneer's obligations under the Lease.

          E. Pioneer and BWBH desire to obtain Lessor's consent to the assignment of the Lease and Lessor has agreed to permit and consent to the assignment.

          F. BWBH and Lessor also desire to modify the Lease in certain respects, to be effective upon BWBH's and Pioneer's closing of the Asset Sale and Purchase, as set forth herein.

     NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. ASSIGNMENT. Upon the closing of the Asset Sale and Purchase, as evidenced by the execution and delivery of an assignment and assumption agreement ("Assignment and Assumption Agreement"), Pioneer will assign and transfer to BWBH all of Pioneer's right, title and interest as tenant in and to the Lease, for the duration of the term of the Lease, as such term is extended, which Assignment and Assumption Agreement will be dated as of and effective upon the Effective Date.

     2. ASSUMPTION. Upon the closing of the Asset Sale and Purchase, BWBH will, in the Assignment and Assumption Agreement, accept the terms of this Second Lease Modification, and assume and be bound by all obligations of Pioneer (and KDL as applicable) as tenant, including the payment of all rent and other sums and performance of all covenants of Pioneer and/or KDL as tenant pursuant to the Lease, as modified herein.

     3. CONSENT TO ASSIGNMENT OF LEASE. Lessor hereby consents in writing to the assignment of the Lease by Pioneer to BWBH, which consent shall be effective upon the Effective Date. All of the parties agree that BWBH and Pioneer may record the Assignment and Assumption Agreement and Lessor's consent thereto in the real property records of the Clerk and Recorder of Gilpin County, Colorado.

     4. AMENDMENT OF DESCRIPTION OF THE PREMISES. Lessor acknowledges that Pioneer will file an action to quiet the title to the Premises and the adjoining premises because of certain gaps in the chain of title to a portion of the Premises (the "Quiet Title Action"). Notwithstanding the foregoing, Lessor hereby agrees that the description of the Premises set forth in Section One of the Original Lease is hereby amended to provide that Lessor hereby leases to BWBH all of Lessor's (i) right, title and interest in and to the West 17.5 Feet, approximately, of Lot 2, Block 29, and (ii) all of her right, title and interest in Lot 2, Block 29, which she may hereinafter acquire, as to which Lessor makes no warranty of title with their appurtenances, all situated in the Town of Black Hawk, County of Gilpin, State of Colorado.

     5. RELIANCE ON THIS AGREEMENT. BWBH will consummate the transactions set forth in the Asset Purchase Agreement in reliance upon Lessor's and Pioneer's representations, agreements and covenants contained herein, and but for such representations, agreements and covenants of Pioneer and Lessor as contained herein, BWBH will not consummate the transactions set forth in the Asset Purchase Agreement with Pioneer.

     6. VALID AGREEMENT. The Lease is a valid agreement among Lessor, KDL and Pioneer. The copies of the Original Lease and First Lease Modification attached hereto as EXHIBIT A are true and correct reproductions of the Original Lease and First Lease


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

Modification and constitute the entire agreement among Lessor, KDL and Pioneer, except as modified herein.

     7.   NO DEFAULTS.   There have been no defaults by Lessor, KDL or
Pioneer under the Lease. KDL and Pioneer have paid all rent due to Lessor under the Lease through the Effective Date. To the Lessor's, KDL's, and Pioneer's knowledge, there are, as of the Effective Date, no conditions or events, either with the giving of notice or lapse of time, or both, which would be treated or constitute defaults of Lessor, KDL or Pioneer with respect to any of their obligations under the Lease. Lessor agrees to notify BWBH of any defaults under the Lease subsequent to the date hereof of which Lessor becomes aware.

     8. TERM. The current term of the Original Lease will expire on July 31, 2001 (the "Term"). Under the First Lease Modification, Lessor granted Pioneer two (2) renewal periods of five (5) years each, beginning on August 1, 2001 and ending July 31, 2011.

     9. EXTENSION OF LEASE TERM. Lessor KDL, Pioneer and BWBH agree that upon the Effective Date, the Term of the Lease shall be extended through July 31, 2024.

     10. RENT. Pursuant to Section 3 of the Original Lease, Pioneer paid Lessor base rent of $5,000.00 per month plus monthly override payments of 4% of the "gaming gross" (as such term is defined in the Original Lease) so long as the gaming gross from both Premises and the premises located at 131 Gregory Street was in excess of $55,000.00 per month (the "Override Payments"). Lessor and BWBH hereby agree to amend Section 3 of the Original Lease so that (i) BWBH shall not be required to make any Override Payments to Lessor; and (ii) BWBH shall pay Lessor base rent only, in accordance with the following rent schedule:

          a. If the Average Daily Proceeds ("ADP") from all of the slot machines, poker tables and black jack tables (the "Gaming Devices"), which ADP consists of the average daily amount of all monies wagered less all monies paid back to wagerers from all of the Gaming Devices, the average of which is calculated on a calendar monthly basis, located in (i) the Premises and (ii) the premises located at 125-131 Gregory Street (collectively, the "Bronco Billy's Premises") is $70.00 or less per Gaming Device, BWBH shall pay Lessor, monthly on the 1st day of each month, base rent, as set forth in this subsection a, and additional base rent as set forth in subsections b thru e in the following amounts:

                    $12,500.00 commencing upon the earlier to occur of (i) 90 days from the Effective Date or (ii) the date upon which BWBH opens its casino business on the Premises, through July 31, 2001;


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

                    $13,000.00 commencing August 1, 2001 through July 31, 2006;

                    $13,550.00 commencing August 1, 2006 through July 31, 2011;

                    $14,518.00 commencing August 1, 2011 through July 31, 2019; and

                    $15,220.00 commencing August 1, 2019 through July 31, 2024.

          b. If the ADP from the Gaming Devices on the Bronco Billy's Premises is $70.01 to $80.00 per Gaming Device, BWBH shall pay Lessor monthly rent under the Lease in the following amounts:

                    $13,500.00 commencing upon the earlier to occur of (i) 90 days from the Effective Date or (ii) the date upon which BWBH opens its casino business on the Premises through July 31, 2001;

                    $14,000.00 commencing August 1, 2001 through July 31, 2006;

                    $14,550.00 commencing August 1, 2006 through July 31, 2011;

                    $15,518.00 commencing August 1, 2011 through July 31, 2019; and

                    $16,220.00 commencing August 1, 2019 through July 31, 2024.

          c. If the ADP from the Gaming Devices on the Bronco Billy's Premises is $80.01 to $90.00 per Gaming Device, BWBH shall pay Lessor monthly rent under the Lease in the following amounts:

                    $14,500.00 commencing upon the earlier to occur of (i) 90 days from the Effective Date or (ii) the date upon which BWBH opens its casino business on the Premises through July 31, 2001;

                    $15,000.00 commencing August 1, 2001 through July 31, 2006;

                    $15,550.00 commencing August 1, 2006 through July 31, 2011;


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

                    $16,518.00 commencing August 1, 2011 through July 31, 2019; and

                    $17,220.00 commencing August 1, 2019 through July 31, 2024.

          d. If the ADP from the Gaming Devices on the Bronco Billy's Premises is $90.01 to $100.00 per Gaming Device, BWBH shall pay Lessor monthly rent under the Lease in the following amounts:

                    $15,500.00 commencing upon the earlier to occur of (i) 90 days from the Effective Date or (ii) the date upon which BWBH opens its casino business on the Premises through July 31, 2001;

                    $16,000.00 commencing August 1, 2001 through July 31, 2006;

                    $16,550.00 commencing August 1, 2006 through July 31, 2011;

                    $17,518.00 commencing August 1, 2011 through July 31, 2019; and

                    $18,220.00 commencing August 1, 2019 through July 31, 2024.

          e. If the ADP from all gaming devices on the Bronco Billy's Premises is $100.01 or more per gaming device, BWBH shall pay Lessor monthly rent under the Lease in the following amounts:

                    $16,500.00 commencing upon the earlier to occur of (i) 90 days from the Effective Date or (ii) the date upon which BWBH opens its casino business on the Premises through July 31, 2001;

                    $17,000.00 commencing August 1, 2001 through July 31, 2006;

                    $17,550.00 commencing August 1, 2006 through July 31, 2011;

                    $18,518.00 commencing August 1, 2011 through July 31, 2019; and

                    $19,220.00 commencing August 1, 2019 through July 31, 2024.


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

     BWBH and Lessor agree that if BWBH owes Lessor additional base rent pursuant to subsections b through e above for any month, BWBH's payment of the additional base rent shall be due on or before the 1st day of the second month thereafter. BWBH also agrees to supply Lessor with records of the gaming proceeds and ADP calculations with each rent payment, and upon request, BWBH shall also supply Lessor with copies of any records or information that BWBH supplies to the Commission in connection with the ADP.

     11. GAMING LICENSURE. If the Colorado Limited Gaming Control Commission ("Commission") deems it necessary for Lessor to obtain gaming licensure, Lessor acknowledges and agrees that such gaming licensure shall be her responsibility and obligation. In the event that the Commission determines that licensure of the Lessor is necessary, and such determination prevents the payment of all or any portion of the rent by BWBH to Lessor under the Lease, BWBH shall pay any such rent amounts otherwise due under the Lease into an interest-bearing escrow account with an escrow agent reasonably satisfactory to Lessor and BWBH. Upon the receipt of such license or other determination that such license is not necessary, or pending other arrangements satisfactory to the Commission. BWBH shall have the escrow agent disburse all amounts and interest thereon in the escrow account to Lessor.

     12. TAXES. BWBH acknowledges and agrees that its obligation to pay all taxes assessed and imposed against the Premises as set forth in Section Eight of the Original Lease shall include payment of all taxes hereinafter assessed against the Premises by any special improvement district, business district or metropolitan district.

     13. LEASE BONUS PAID. The parties acknowledge and agree that the lease bonus described in Section 6 of the First Lease Modification has been paid by Pioneer and KDL and upon the closing of the Asset Sale and Purchase, BWBH shall not be obligated to pay such lease bonus. The parties further acknowledge and agree that Pioneer shall pay $55,000.00 to Lessor on the Effective Date as consideration for Lessor's entering into this Second Lease Modification, and that but if such $55,000.00 is not paid by Pioneer to Lessor on the Effective Date, Lessor will not execute and deliver this Second Lease Modification. The parties further agree that such $55,000 paid by Pioneer to Lessor shall be Pioneer's sole responsibility and BWBH shall have no liability to Lessor or Pioneer for payment of any portion thereof.

     14. PARKING IMPACT FEES PAID. Pioneer represents and warrants that it has paid all impact parking fees owing to the City of Black Hawk for the Premises and the premises located at 131 Gregory Street, Black Hawk, Colorado, as described in Section 7 of the Lease Modification, and commencing on the Effective Date, BWBH shall not be obligated to pay such impact parking fees.


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

     15. CONSTRUCTION PERIOD. Lessor understands and agrees that commencing on the Effective Date, BWBH shall cease operations of its casino business on the Premises for an approximate 90 day period following the Effective Date ("Construction Period") in order to undertake construction, remodeling and renovation work in the Premises. The parties understand and agree that Lessor has previously approved BWBH's construction plans for the Premises, in the form attached hereto as EXHIBIT B. In consideration of Lessor's waiving payment of the rental amounts set forth in Section 10 during the Construction Period, BWBH shall pay Lessor (i) a one-time payment of $10,000 upon the Effective Date and (ii) monthly rent in the amount of $5,000.00 during the Construction Period, commencing upon the Effective Date. In addition, the parties acknowledge and agree that upon the earlier to occur of (i) 90 days from the Effective Date or (ii) BWBH's opening of its casino operations on the Premises, BWBH shall commence making the rent payments to Lessor which are set forth in Section 10. Notwithstanding the foregoing, the parties agree that Pioneer's obligation pay rent to Lessor under the Lease shall include for all periods up to the Effective date.

     16. BWBH'S LENDERS' SECURITY INTERESTS. Lessor understands and agrees that, upon the closing of the Asset Sale and Purchase, BWBH shall subject BWBH's leasehold interest in the Premises to two deeds of trust which shall be subject to the Lease. The two deeds of trust secure BWBH's indebtedness to BWBH's senior secured lenders which have rights to security interests to after-acquired property, including leasehold interests, of BWBH, in accordance with the loan agreements between BWBH and the senior secured lenders and will in no event encumber Lessor's interest in the real Property.

     17. NOTICES. Upon the closing of the Asset Sale and Purchase, the notice to Lessee under the Lease in Section 7 of the Lease shall be revised as follows:

          BWBH, Inc.
          c/o Alan L. Mayer, Esq.
          12596 W. Bayaud Ave.
          Suite 450
          Lakewood, Colorado  80228

     18. COUNTERPARTS. This Second Lease Modification may be executed in several counterparts each of which shall be an original and all of which, when taken together, shall constitute one instrument notwithstanding that all parties have not executed the same counterpart. The parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

     IN WITNESS WHEREOF, this Second Lease Modification has been executed by the parties effective as of the Effective Date.


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

                              Pioneer:

                              PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company

                              By: /s/ M. Chaput
                                 ---------------------------------------------
                              Title: Agent
                                    ------------------------------------------


                              BWBH:

                              BWBH, INC., a Delaware corporation

                              By: /s/ Alan L. Mayer
                                 ---------------------------------------------
                              Title: Vice President and Secretary
                                    ------------------------------------------


                              KDL:

                              KDL, INC., a Colorado corporation

                              By: /s/ Kenneth Dalton
                                 ---------------------------------------------
                              Title: President
                                    ------------------------------------------


                              Lessor:

                              /s/ Elizabeth Branecki
                              ------------------------------------------------
                              Elizabeth Branecki













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